EXHIBIT 3.1

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AMERICAN TELSTAR, INC.**, did on December 1, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 2, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20101201-2298
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100898236-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/01/2010 1:00 PM
	Entity Number E0571402010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	American Telstar, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1000 E. William St., Ste 204 (Street Address) Carson City (City) Nevada 89701 (Zip Code) Mailing Address (if different from street address) (City) Nevada (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 40,000,000 Preferred Par value .10; 500,000,000 Common Par value per share: $ .0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Lisa Guise (Name) 36 Mclean Street (Street Address) Red Bank (City) NJ (State) 07701 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Kristen A. Baracy (Name) X *[signature]* (Incorporator Signature) 730 W. Randolph St., Ste 600 (Address) Chicago (City) IL (State) 60661 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X *Michael [signature]* 12-1-10 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
AMERICAN TELSTAR, INC.

KNOW ALL BY THESE PRESENTS:

That the undersigned, desiring to be incorporated as a Corporation in accordance with the laws of the State of Nevada, hereby certifies and adopts the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereafter become members of this Corporation and who may hold stock therein.

ARTICLE I

The name of the Corporation is: AMERICAN TELSTAR, INC.

ARTICLE II

The name and address of the registered agent of the Corporation in the State of Nevada is:

National Registered Agents, Inc. of NV
1000 E. William St., Ste 204
Carson City, NV 89701

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

ARTICLE III

The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

ARTICLE IV

The authorized capital stock of this Corporation is 540,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock with full voting rights and with a par value of $0.0001 per share, and 40,000,000 shares of preferred stock, with a par value of $0.10 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more participating, optional, or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation's Board of Directors providing for the issuance of such Preferred Stock or series thereof,

The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation's Board of Directors (the "Board") providing for the issuance of such Preferred Stock or series thereof; and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting Power, if any, of shares of Preferred Stock or any series thereof.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional

classes or series of this Corporation's capital stock by a board resolution amending these Articles, in the Board of Directors' sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada. The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE V

Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the Bylaws. The name and address of the first Board of Directors is as follows:

Lisa Guise
36 Mclean Street
Red Bank, NJ 07701

The number of members of the Board of Directors shall not be less than one (1) or more than nine (9). The officers of the Corporation shall be a President, Secretary and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the Bylaws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the Bylaws and laws of the State of Nevada. Any person may hold two (2) or more offices in this Corporation.

ARTICLE VI

The Corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

No stockholder shall be liable for the debts of the Corporation beyond the amount that may be due or unpaid upon any share or shares of stock of this Corporation owned by that person.

ARTICLE VIII

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulative voting rights.

ARTICLE IX

The Directors shall have the powers to make and alter the Bylaws of the Corporation. Bylaws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

ARTICLE X

The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444, inclusive, and successor statutory provisions.

ARTICLE XI

The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation. No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

ARTICLE XII

The name and address of the incorporator of this Corporation is:

Kristen A. Baracy
730 W. Randolph, Suite 600
Chicago, IL 60661

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of AMERICAN TELSTAR, INC.

/s Kristen A. Baracy
Kristen A. Baracy, incorporator